UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 16, 2008
DUSA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

New Jersey (State or other jurisdiction of incorporation)	0-19777 (Commission File Number)	22-3103129 (IRS Employer Identification Number)
25 Upton Drive
Wilmington, Massachusetts 01887
(Address of principal executive offices, including ZIP code)
(978) 657-7500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
DUSA Pharmaceuticals, Inc. (NASDAQ: DUSA) has received confirmation that D. Geoffrey Shulman, MD, the Company’s founder, Chief Executive Officer from 1991 to 2007, and Chairman of the Board from 1991 to 2003 and since 2005, expects to be on short-term disability leave commencing sometime in June 2008 as a result of a serious health condition. DUSA expects that he will not continue as Chairman of the Board or as Chief Strategic Officer. However, DUSA expects that Dr. Shulman will remain on the Board of Directors and will continue as an employee of the company in a reduced role. DUSA and Dr. Shulman are in discussions regarding his ongoing employment arrangements.
Except for historical information, this report contains certain forward-looking statements that involve known and unknown risk and uncertainties. These forward-looking statements relate to the expectations that Dr. Shulman will change his role with the Company, that he will continue on the Board of Directors and as an employee, and the timing for the change to be implemented. These risks and uncertainties are further qualified by important factors that could cause actual results to differ materially from future results, performance or achievements expressed or implied by those in the forward-looking statements made in this release. These factors include, without limitation, Dr. Shulman’s medical condition, and other risks and uncertainties identified in DUSA’s Form 10-K for the year ended December 31, 2007.

Item 9.01	– Financial Statement and Exhibits.

Item No.	Description

99.1	Press Release, dated April 21, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSA PHARMACEUTICALS, INC.
Dated: April 21, 2008	By:	/s/ Robert F. Doman
Robert F. Doman, President and
Chief Executive Officer

EXHIBIT INDEX

Item No.	Description

99.1	Press Release, dated April 21, 2008